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                                    Exhibit 3

                             JOINT FILING AGREEMENT

         This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date with respect to beneficial ownership by the undersigned of the shares of the common stock of J.D. Edwards & Company, a Delaware corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, and any further amendments to the Statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. In addition, each party to this agreement expressly authorizes each other party to this agreement to file on its behalf any and all amendments to the Statement on Schedule 13D.

         The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this Agreement shall be included as an Exhibit to such joint filing.

         In evidence thereof the undersigned, being duly authorized, hereby execute this agreement in counterpart as of this 10th day of June, 2003.

                               PEOPLESOFT, INC.

                               By:   /s/ Anne S. Jordan
                                   ______________________________
                                     Anne S. Jordan
                                     Senior Vice President, General Counsel
                                     and Secretary

                               JERSEY ACQUISITION CORPORATION

                               By:   /s/ Anne S. Jordan
                                   ______________________________
                                     Anne S. Jordan
                                     Vice President and Secretary